Exhibit 10.1

Execution Version

PETROLOGISTICS LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of March 30, 2012 (this “Agreement”), is entered into by and among PetroLogistics LP, a Delaware limited partnership (the “Partnership”), PL Manufacturing LLC, a Delaware limited liability company (“PL Manufacturing”) and Propylene Holdings LLC, a Delaware limited liability company (“Holdings”). The above-named entities and individual are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each of the following actions has been taken prior to the date hereof:

1.               PL Manufacturing has formed Holdings under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and owns a 100% membership interest in Holdings as of the date hereof;

2.               Holdings has formed PL Propylene LLC, a Delaware limited liability company (“OpCo”) under the Delaware LLC Act and owns a 100% membership interest in OpCo (the “OpCo Interest”) as of the date hereof;

3.               Holdings has formed PetroLogistics GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “GP”), under the terms of the Delaware LLC Act to which it contributed $1,000 in exchange for a 100% membership interest in the GP;

4.               The GP and Holdings have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act for the purposes set forth in the Agreement of Limited Partnership of the Partnership dated June 9, 2011;

5.               In connection with the Partnership’s formation, Holdings contributed $1,000 to the Partnership in exchange for a 100% limited partner interest in the Partnership (the “Initial LP Interest”) and the GP was admitted as the general partner with a non-economic general partner interest in the Partnership;

WHEREAS, each of the Parties and the members or partners of the Parties, as the case may be, have taken all partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

CONTRIBUTIONS, DISTRIBUTIONS AND OTHER TRANSACTIONS AS OF THE EFFECTIVE TIME

The Parties acknowledge and agree that the following actions shall be taken at 4:00 pm prevailing Eastern Time on the date of this Agreement (the “Effective Time”) in the order listed below:

Section 1.1                                      Contribution of OpCo Interest to the Partnership.  Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, the OpCo Interest.

Section 1.2                                      Distribution by Holdings to PL Manufacturing.  Holdings hereby distributes 1% of the Initial LP Interest to PL Manufacturing, and PL Manufacturing hereby accepts such distribution from Holdings.

Section 1.3                                      Distribution by PL Manufacturing to its Members.  PL Manufacturing hereby distributes (i) .8% of the Initial LP Interest to its member, LG Propylene LLC, a Delaware limited liability company, (“LGP”) and (ii) .2% of the Initial LP Interest to YSOF Propylene Investor, LLC, a Delaware limited liability company (“YSOF”), as a distribution in accordance with the terms of the limited liability company agreement of PL Manufacturing as amended from time to time.

ARTICLE II

ASSUMPTION OF OPCO INTEREST LIABILITIES

Section 2.1                                      Assumption of OpCo Interest Liabilities by the Partnership.  In connection with the contribution and transfer by Holdings of the OpCo Interest to the Partnership, as set forth in Section 1.1 above, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the OpCo Interest Liabilities associated with the OpCo Interest, to the full extent that OpCo has been heretofore or would have been in the future obligated to pay, perform and discharge the OpCo Interest Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the OpCo Interest Liabilities shall not (a) increase the obligation of the Partnership with respect to the OpCo Interest Liabilities beyond that of OpCo, (b) waive any valid defense that was available to OpCo with respect to the OpCo Interest Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the OpCo Interest Liabilities.  “OpCo Interest Liabilities” means all liabilities arising out of or related to the ownership of the OpCo Interest to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Holdings, OpCo or their affiliates.

ARTICLE III

MISCELLANEOUS

Section 3.1                                      Further Assurances.  From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 3.2                                      Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 3.3                                      No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 3.4                                      Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.5                                      Entire Agreement.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 3.6                                      Amendment or Modification.  This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 3.7                                      Applicable Law; Forum, Venue and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

(a)                                  Each of the Parties:

(i)                                     irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware;

(ii)                                  irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii)                               agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)                              expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v)                                 consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.8                                      Headings.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.9                                      Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 3.10                                Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

PL MANUFACTURING LLC

By:	/s/ David Lumpkins
Name: David Lumpkins
Title: Manager

PETROLOGISTICS LP

By: PetroLogistics GP LLC, its general partner

By:	/s/ David Lumpkins
Name: David Lumpkins
Title: Executive Chairman

PROPYLENE HOLDINGS LLC

By:	PL Manufacturing LLC, its sole member

By:	/s/ David Lumpkins
Name: David Lumpkins
Title: Chairman

SIGNATURE PAGE

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT